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                                                                    Exhibit 10.5

                           AVTEL COMMUNICATIONS, INC.

                                 FIRST AMENDMENT
                                       TO
                           NEW BEST CONNECTIONS, INC.
                              AMENDED AND RESTATED
                                1997 OPTION PLAN
                                 (NON-QUALIFIED)

      THIS FIRST AMENDMENT (the "Amendment") to the New Best Connections, Inc. Amended and Restated 1997 Option Plan (the "Plan") was approved effective January 1, 1999, by the Board of Directors (the "Board") of AvTel
Communications, Inc. ("AvTel"), a Delaware corporation which has succeeded to and assumed the rights and obligations of New Best Connections, Inc. pursuant to
Section 8.12 of the Plan.

                                    RECITALS

      A. Section 10 of the Plan states that the Plan may be amended or discontinued at any time or from time to time by the Board. So long as such amendment does not impair the rights of any holder of an option that has become exercisable under the terms of the Plan, such amendment does not require the consent of any holder.

      B. The Board desires to amend the Plan to provide certain additional incentives with respect to certain products and participants.

                                    AMENDMENT

      NOW, THEREFORE, the Plan is amended as follows:

1. ADDITIONAL DEFINITIONS. The following terms will have the meanings set forth below:

      1.1 "Qualified Billings Average" will mean the average monthly Qualified Billings of a participant during the period commencing October 1, 1998, and ending December 31, 1998, excluding any bonus Qualified Billings.

      1.2 "Special Qualifying Period" will mean the period commencing January 1, 1999, and ending September 30, 1999.

      1.3 "SuperAchiever" will mean a participant who has earned Exercisable Options equal to the full amount of his or her Initial Options at or after the date of this Amendment.


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      1.4 Other capitalized terms used herein and not defined will have the respective meanings ascribed to them in the Plan.

2. INCLUSION OF MULTIPLE OF MATRIXINET-TM- IN CALCULATION OF QUALIFIED BILLINGS. For the purposes of Section 6.2 of the Plan, a participant's Qualified Billings for a Qualifying Period will include the actual monthly billing of each customer properly subscribed by the participant for AvTel's MatrixInet-TM- Internet access services multiplied by 200%.

3.    SUPERACHIEVER COMPONENT.

      3.1 DESIGNATION OF ADDITIONAL INITIAL OPTIONS. The Board may determine to designate additional Initial Options with respect to one or more SuperAchievers ("Additional Initial Options"), up to the maximum number of Initial Options fixed by Section 6.1 of the Plan. Any and all Additional Initial Options that have not become Exercisable Options as a result of Qualified Billings during the Special Qualifying Period will terminate as of the end of the Special Qualifying Period.

      3.2 CONVERSION TO EXERCISABLE OPTIONS. A SuperAchiever's Additional Initial Options will become Exercisable Options in accordance with Section 6.2 of the Plan; provided, however, that for such purposes (i) only the SuperAchiever's Qualified Billings in excess of his or her Qualified Billings Average in each month will be included, (ii) all computations will use the Special Qualifying Period, rather than the Qualifying Periods specified in
Section 6.2 of the Plan, and (iii) the respective conversion factors used will be one-third of the values set forth in Table 6.2.2(b) of the Plan.

4.    EXTRA COMPONENT.

      4.1 ELIGIBLE PARTICIPANTS. Participants in the Plan who are not SuperAchievers ("Extra participants") may be selected by the Board to participate in a separate mechanism to accelerate the conversion of their Initial Options to Exercisable Options. Extra participants will continue to earn Exercisable Options in accordance with Section 6.2 of the Plan, as well as the Exercisable Options contemplated by this Section.

      4.2 CALCULATION OF EXTRA COMPONENT. If an Extra participant's Qualified Billings in any month during the Special Qualifying Period exceed his or her Qualified Billings Average, then an additional amount equal to the excess will be treated as separate and additional Qualified Billings for the purposes of
Section 6.2 of the Plan, resulting in additional Initial Options becoming Exercisable Options.

5. EXAMPLES. Specific examples illustrating the amendments set forth in Sections 2, 3 and 4 are attached hereto as exhibits to aid in the interpretation of this Amendment.

6.    EFFECTIVE DATE. This Amendment will be effective as of January 1, 1999.



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7.    CONFIRMATION. Except as modified hereby, the provisions of the Plan will remain unchanged and in full force and effect. All the provisions of the Plan will apply to this Amendment.